Exhibit 10.4

CLIENT REFERRAL AND SERVICE AGREEMENT

THIS AGREEMENT is made on [date].

BETWEEN

[Financial Institution], a company incorporated in [place] and having its registered office at [address] (hereinafter called “Financial Institution”) of the one part:

AND

[Company], a company incorporated under the laws of [place] and whose registered office is situated at [address]. (Hereinafter called “Introducing Broker” or “You” or “Your” or “you” or “your”) of the other part.

The parties wish to enter into an arrangement whereby Financial Institution will engage you as an introducing broker to Financial Institution and you will refer or introduce clients to Financial Institution and you will make arrangement for identifying and making contact with new clients for Financial Institution’s brokerage services subject to the terms and conditions of this Agreement.

1.	Introduction of Prospective Clients

1.1.	Any prospective clients referred by you to Financial Institution shall be subject Financial Institution’s procedures applicable to acceptance of new clients, including but not limited to meeting Financial Institution’s documentation requirements and the ‘Know Your Client‘ standards (as required by the Securities and Futures Commission of Hong Kong (“SFC”)). Financial Institution s may accept or reject any application by a referred prospective client at its absolute discretion.

1.2.	Upon acceptance by Financial Institution of a client referred by the Introducing Broker (each an “Accepted Client”), each Accepted Client will open an account by executing Financial Institution’s account opening documentation. The account relationship shall then be conducted between Financial Institution and the Accepted Client directly. You are not permitted to and will not hold any client assets of any Accepted Client, and the contract notes and statements of the Accepted Client's accounts shall be issued by the Financial Institution and sent to the Accepted Client directly. If the Introducing Broker requests for an Accepted Client's contract notes and statements of account, Introducing Broker shall obtain such Accepted Client's written consent and present the same to Financial Institution.

1.3.	To assist you in identifying potential new business you will be advised of Financial Institution’s target market criteria from time to time in force. You agree to adhere to all applicable laws, regulations and best market practices in all referral initiatives.

1.4.	When dealing with potential or actual clients you shall not solicit business in breach of any applicable laws or regulations, including those in respect of exchange controls.

1.5.	Financial Institution will assign to you a contact person from its Hong Kong brokerage department (“your Financial Institution Contact”). You agree to keep your Financial Institution Contact "informed of all matters relating to your services under this Agreement or which might affect your ability to perform them, including anything which could damage or otherwise impact the reputation or franchise of Financial Institution or any associated entity of Financial Institution. Your Financial Institution Contact will keep you informed of all target market criteria and other matters which may be relevant to the performance of your services and will respond to any questions which you may have about your responsibilities or the policies of Financial Institution.

2.	Your Status, Authority, Representation and Warranties

2.1	You shall perform the services contemplated by this Agreement as an independent contractor and nothing contained in this Agreement shall be deemed to create any relationship of employer and employee, agent, partnership, joint venture and any other association between you and Financial Institution. Financial Institution shall be entitled to have any arrangements of similar nature with other introducing brokers.

2.2	You are not authorized, and shall not purport, to act on behalf of Financial Institution, whether as an agent or otherwise, or enter into any agreement or commitment on behalf of Financial Institution.

2.3	You are not entitled to make any representation to any party regarding the nature of the services of Financial Institution, the past or projected future performance of any of its investment products or any investment opportunities which are available through it which overstates or otherwise fails to correspond to information published by Financial Institution or which you have been authorized to release by your Financial Institution Contact.

2.4	If there should be any change in your status, including without limitation your licensing status with the SFC, or any other development which might in any way affect your ability to perform your services under this Agreement, you undertake to inform Financial Institution in writing immediately.

2.5	You have obtained such consents and authorizations as may be necessary for you to enter into this Agreement and perform your obligations under this Agreement or as required by applicable law or any relevant regulatory or governing authority.

2.6	You confirm and represent to Financial Institution that you are able to accept the benefit ‘hereof under the Code of Conduct, or any other applicable rules, regulations, codes or guidelines as revised or supplemented from time to time (collectively the “SFC Code”).

2.7	You confirm and represent that you will comply with the SFC Code (including but not limited to the Fund Manager Code of Conduct (if applicable to you)) and all other applicable laws, rules, regulations, codes and guidelines in relation to the ‘arrangement as set out in this Agreement.

2.8	You are not authorized to use the name or business logo of Financial Institution without the prior written consent of Financial Institution.

2.9	You agree to take all reasonable steps to ensure that you, your employees, agents, representatives, do not hold themselves out, or engage in conduct which is likely to have the effect of holding themselves out as an agent employee or representative of Financial Institution or any Financial Institution affiliates.

2.10	You have in place effective control, guidelines and means of monitoring conduct of your frontline staff, agent or representatives.

2.11	You are aware of the provisions in section 13 of the Code of Conduct on the retention of rebates, soft dollars and connected transactions and their disclosure.

2.12	You will not accept money, securities many property from Accepted Clients, all settlement for securities purchases shall be made between the Financial Institution and the Accepted Clients directly.

3.	Fees, and Expenses — Client Referral

3.1	Unless otherwise agreed between Financial Institution and Introducing Broker, during the term of this Agreement and subject to the terms and conditions hereof, in respect of the client referral arrangement (as referred to in Clause 1), provided that Financial Institution is entitled to charge the Accepted Client with a brokerage commission rate of a certain percentage calculated on the basis of gross turnover amount in the trading account of Accepted Client, for Stock, Bond, Notes etc., Financial Institution will receive absolute rate of [*]%, and you will receive the remaining portion of net brokerage commission income (net brokerage commission income means after deducting any commission, fees or charges that Financial Institution may have to pay to any third party broker, e.g. in margin trading, the cost of financing and risk should be deducted) generated from transactions conducted by Accepted Clients and received by Financial Institution as the referral fee (the “Referral Fee”). The Referral Fee will be paid by Financial Institution to you monthly in arrears or at any other interval as agreed by the parties from time to time.

3.2	Financial Institution will only be obliged to pay the Referral Fee to you to the extent that Financial Institution receives the full amount of the brokerage commission from transactions conducted by the Accepted Clients.

3.3	For the avoidance of doubt, notwithstanding anything contained herein, Financial Institution shall have the absolute discretion to decide whether to accept or refuse any order or instruction for transactions placed, given or made by any Accepted Client without giving or assigning any reason therefore incurring any liability therefrom.

3.4	In no event will the Referral Fee be payable to you before Financial Institution has accepted a client referred by you and the Accepted Client has opened an account with Financial Institution.

3.5	Before begin efforts to introduce new potential clients to Financial Institution, you agree to disclose to your Financial Institution Contact the name and basic background information of each of these prospects. If Financial Institution requests you to proceed with your efforts to refer these prospective clients to it, any relationship which is then successfully established as the result of your efforts will be eligible for the Referral Fee.

3.6	No Referral Fee shall be payable to you if you refer any person to Financial Institution as a prospective client and that person is already a client of Financial Institution.

3.7	No expenses which you incur in connection with this Agreement will be reimbursable by Financial Institution.

3.8	You will provide standing instructions as to how payment of the Referral Fee should be made to a Hong Kong bank account in your name. In the absence of such standing instruction, Referral Fee will be made payable to you by cheque in Hong Kong Dollars and will be sent to you by post to your last known address as shown in Financial Institution’s records and at your risk and expense.

3.9	In the absence of manifest error, Financial Institution’s statement of Referral Fee shall be a final and binding record of the Referral Fee due to you.

3.10	Financial Institution may cease, at its discretion, paying the Referral Fee to you if this Agreement is terminated in accordance with Clause 8.

4.	Confidentiality

4.1	Save as provided by other terms of this Agreement, you shall keep the terms of this Agreement, any information obtained from Financial Institution and the identity and personal information of all prospective clients referred to Financial Institution strictly confidential, as well as any information which become known to you about Financial Institution’s clients. You shall not disclose such information to any other party without the prior written consent of Financial Institution and, where applicable, the clients or prospective clients concerned.

4.2	At all-time during the continuance of this Agreement and after the termination thereof (howsoever caused), you must not disclose information about Financial Institution, or information about its customers to anyone who).is not authorized to receive it or has no need to know, or to anyone else except as authorized by the customer concerned, applicable law or appropriate legal process.

4.3	Financial Institution will not solicit your existing clients. You will be given copies of any sales and marketing material in advance before dissemination to your clients.

5.	Liability

5.1	You will be liable to Financial Institution for any claims, damages, costs, expenses, charges, costs (including legal costs) and liabilities only to the extent and as a result of your conduct or performance of any duties hereunder constituting willful default, fraud or your own negligence.

5.2	You will not be responsible for the settlement of the Accepted Clients’ accounts which will be dealt with direct between Financial Institution and the Accepted Clients. Subject to Clause 7.1 above, Financial Institution will not have any recourse against you for any default of the Accepted Client or any liabilities in relation with the introduction of clients by you to the Financial Institution, except for your willful default, fraud or your own negligence.

5.3	Nothing in this Agreement is intended to grant to any third party any right to enforce any term of this Agreement or to confer on any third party any benefits under this Agreement for the purposes of the Contracts (Rights Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) and any re-enactment-thereof, the application of which legislation is hereby expressly excluded.

6.	Termination

6.1	This Agreement becomes effective from the date of this Agreement until terminated by either party in accordance with the terms of this Agreement. Accepted Clients’ accounts that are opened before the termination of this Agreement shall remain the asset of Financial Institution and under Financial Institution’s full management. Financial Institution may cease, at its discretion, paying the Referral Fee a after the termination of this Agreement.

6.2	This Agreement shall be terminated without cause by either party giving thirty (30) days prior written notice to the other or may be terminated immediately at the discretion of Financial Institution if (a) your license has an intermediary is suspended or revoked by the SFC or you have breached or violated any applicable law, rules, codes or regulations of any government or regulatory body; or (b) you have become insolvent and have a petition presented to wind up or you have resolved to go into voluntary liquidation (except for the purpose of amalgamation or reconstruction) or is issued an order of court directing that you be wound up;

6.3	Termination of this Agreement shall be without prejudice to the obligations of the parties to one another arising prior to termination. In particular, Clauses 4 (Confidentiality), 5 (Liability) and 7 (Non-Competition) will survive after the termination of this Agreement.

7.	Non-Competition

7.1	Each party hereby undertakes to the other party that it will not for so long as this Agreements in force solicit or entice away or endeavor to solicit or entice away any director or employee of the other party.

7.2	Each party hereby agrees, consents and acknowledges that-each party may continue with the engagement, employment or directly or indirectly have interest in securities brokerage business within Hong Kong and shall not be considered to be in competition with the business of the other party.

8.	Law and Jurisdiction

8.1	This Agreement shall be governed by the laws of Hong Kong and the parties agree to submit to the jurisdiction of the Hong Kong courts, save that Financial Institution may at its sole discretion take actions in any jurisdiction considers appropriate.

9.	Anti Commercial Bribery, Anti False Publicity, and Rights Protection Guarantee Clause

9.1	Anti Commercial Bribery

(a)	Each party is aware and willing to be strictly abided by Cap.201 Prevention of Bribery Ordinance of laws of Hong Kong and other laws and regulations related to anti commercial bribery. Each party knows that bribery and corruption in any form will violate relevant laws and will be severely punished by law.

(b)	Neither Financial Institution nor you shall ask for, receive, provide or give any benefits other than those agreed in this Agreement to the other party or other relevant personnel, including but not limited to explicit rebate, implicit rebate, cash, shopping card, physical object, securities, tourism or other non-material benefits. However, such benefits belong to industry practice or common practice, they must be expressed in this Agreement or other agreements.

(c)	Financial Institution strictly prohibits any commercial bribery of its personnel. Any of the acts listed in paragraph (b) of this clause committed by its personnel is a violation of its policy and will be punished by its policy and relevant laws.

(d)	Financial Institution reminds that it objects to any of the acts listed in paragraph (b) of this clause committed by Financial Institution or you with any third party for the purpose of this Agreement. Such acts are violations of relevant laws and will be punished by relevant laws.

(e)	If the personnel of Financial Institution or you violate the provisions of paragraphs (b), (c) and (d) above and cause losses or damages to the other party, it shall be liable for losses or damages to the other party.

(f)	The "other relevant personnel" mentioned in this clause refers to the persons other than the personnel of Financial Institution and you who have direct or indirect interests in the Agreement, shall include but not limited to the relatives and friends of the person handling this Agreement.

9.2	Anti False Publicity

Each party knows and is willing to be strictly abided by the provisions of Cap. 528 Copyright Ordinance, Cap. 559 Trade Marks Ordinance, Cap. 514 Patents Ordinance, and Cap. 619 Competition Ordinance of laws of Hong Kong. Each party has the right to use or publicize the matters as agreed in this Agreement in a true and reasonable manner within the agreed scope, but shall not involve the confidential contents agreed in this Agreement. In order to avoid the risks of trademark infringement and improper publicity, each party agrees that prior written approval of the other party must be obtained before using the other party's trademark, brand and company name for publicity, otherwise such use or publicity shall not be carried out. Each party hereby promises to actively respond to the other party's application for reasonable use or publicity of cooperation matters. Each party acknowledges that using the other party’s trademarks, brands and enterprise names for commercial publicity without the prior written consent of the other party, fictitious cooperation matters, or exaggerating the scope, content, effect, scale and degree of cooperation is a violation of this Agreement, and may constitute unfair competition due to false publicity. The observant party or the infringed party will reserve the right to pursue the legal liability of the other party.

9.3	Rights Protection Guarantee Clause

You guarantee that you will not infringe upon rights and interests of Financial Institution including but not limited to reputation, honor, intellectual property and fair trading rights, unless authorized to do so and draw a clear line with brand of Financial Institution. Otherwise, from the date when the infringement is found to exist, Financial Institution has the right to take measures such as terminating cooperation, cancelling or terminating this Agreement, and Financial Institution shall not bear any liability for breach of Agreement or infringement against you. You guarantee to accept the above handling measures of Financial Institution and does not claim any objection or any right.

10.	Entire Agreement

10.1	This Agreement shall constitute the entire agreement between the parties in respect of the subject matter herein and supersede any prior or contemporaneous oral or written agreements.

IN WITNESS whereof the parties have through their duly authorized officers executed and delivered this Agreement on the date first above written.

Sign for and on behalf of

[Financial Institution] by:

Signed for and on behalf of

[Company] by: